PEAR TREE FUNDS

CODE OF ETHICS
FOR PRINCIPAL EXECUTIVE AND
SENIOR FINANCIAL OFFICERS

REVISED JANUARY 2013
I. Covered Officers/Purpose of the Code
Pear Tree Funds' (the "Trust") code of ethics (this "Code") for the investment companies within the complex (collectively the "Funds" and each, a "Fund") applies to the Trust's Principal Executive Officer and Principal Financial Officer (the "Covered Officers") for the purpose of promoting:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by the Trust;
•	compliance with applicable laws and governmental rules and regulations;
•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and
•	accountability for adherence to the Code.
Each Covered Officer owes a duty to the Trust to adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.
II.	Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest
Overview.  A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his service to, the Trust.  For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position in the Trust.
Certain conflicts of interest covered by this Code arise out of the relationships between Covered Officers and the Trust and already are subject to conflict of interest provisions in the Investment Company Act of 1940, as amended, (the "Investment Company Act") and the Investment Advisers Act.  For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Trust because of their status as "affiliated persons" of the Trust.  The Trust's and the investment adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions.  This Code does not, and is not intended to, repeat or replace these programs and procedures.
Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or result from, the contractual relationship between the Trust and the investment adviser of which the Covered Officers are also officers or employees.  As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Trust or for the adviser, or for both), be involved in establishing policies and implementing decisions which will have different effects on the investment adviser and the Trust.  The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Trust and the investment adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Trust and, if addressed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, will be deemed to have been handled ethically.  In addition, it is recognized by the Board of the Trust that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other Codes.
Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act.  In reading the following examples of conflicts of interest under the Code, Covered Officers should keep in mind that such a list cannot ever be exhaustive by covering every possible scenario.  It follows that the overarching principle – that the personal interest of a Covered Officer should not be placed improperly before the interest of the Trust – should be the guiding principle in all circumstances.
Each Covered Officer must:
•
not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Trust whereby the Covered Officer would benefit personally to the detriment of the Trust;

•	not cause the Trust to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Trust;
•	not use material non-public knowledge of portfolio transactions made or contemplated for the Trust to profit personally or cause others to profit, by the market effect of such transactions;
•	not retaliate against any employee or Covered Officer for reports of potential violations of law that are made in good faith.
There are some conflict of interest situations that should always be discussed with the Trust's Chief Compliance Officer, if material.  Examples of these include:
•	any outside business activity that detracts from an individual's ability to devote appropriate time and attention to his responsibilities with the Trust;
•	service as a director on the board (or equivalent position) of any public or private company;
•	the receipt of any non-nominal gifts in excess of $150;
•
the receipt of any entertainment from any company with which the Trust has current or prospective business dealings unless such entertainment is business- related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

•
any ownership interest in, or any consulting or employment relationship with, any of the Trust's service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof;

•
a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Trust for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III. Disclosure
•	Each Covered Officer must familiarize himself with the disclosure requirements applicable to the Trust and the Funds' disclosure controls and procedures;
•
each Covered Officer must not knowingly misrepresent, or cause others to misrepresent, facts about the Trust to others, whether within or outside the Trust, including to the Trust's trustees and auditors, and to governmental regulators and self-regulatory organizations; and

•
each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Funds and the adviser and take other appropriate steps with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds.

IV. Compliance
It is the responsibility of each Covered Officer to promote adherence with the standards and restrictions imposed by applicable laws, rules and regulations.
V. Reporting and Accountability
Each Covered Officer must:
•	upon adoption of the Code, affirm in writing to the Board that he has received, read, and understands the Code.
•	annually thereafter affirm to the Board that he has complied with the requirements of the Code.
•	report at least annually, in the format required by the Trust's Trustee's Questionnaire, affiliations and potential conflicts as set forth in the Trustee's Questionnaire.
•	notify the Trust's Chief Compliance Officer or Chair of the Audit Committee promptly if he knows of any violation of this Code. Failure to do so is itself a violation of this Code.
The Chief Compliance Officer of the Trust is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation.  However, approvals, interpretations, or waivers sought by the Principal Executive Officer will be considered by the Audit Committee (the "Committee").
The Trust will follow these procedures in investigating and enforcing this Code:
•	the Chief Compliance Officer will take all appropriate action to investigate any violations and potential violations reported to it;
•	violations will be reported to the Committee after such investigation;
•
if the Committee determines that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or recommending dismissal of the Covered Officer.

•	The Board will be responsible for granting waivers, as appropriate; and
•	any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.
VI.  Other Policies and Procedures
The Funds' and their investment adviser's and principal underwriter's codes of ethics under Rule 17j-1 under the Investment Company Act and the adviser's more detailed policies and procedures set forth in the Pear Tree Funds Code of Ethics are separate requirements applying to the Covered Officers and others, and are not part of this Code.
VII.  Amendments
This Code may not be amended except in written form, which is specifically approved or ratified by a majority vote of the Trust's board, including a majority of Independent Trustees as defined in the Investment Company Act.
VII.  Confidentiality
All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly.  Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Board and its counsel.
 X.  Internal Use
The Code is intended solely for the internal use by the Trust and does not constitute an admission, by or on behalf of the Trust, as to any fact, circumstance, or legal conclusion.
(revised August 2004)
(revised January 2011)
(revised January 2012 to reflect corporate name change)
(revised January 2013 to reflect non-material changes)

Exhibit A
Persons Covered by this Code of Ethics:
Okurowski, Leon
Umphrey, Willard L.

Exhibit B
Acknowledgement of Receipt of Code
Section V of the Code requires that each Covered Person, upon adoption of the Code, affirm in writing to the Board that he or she has received, read, and understands the Code. By executing this Exhibit B, the undersigned hereby makes such affirmation.

___________________________________
Name: Willard L. Umphrey
Title:   Principal Executive Officer
Date: ______________

Exhibit B
Acknowledgement of Receipt of Code
Section V of the Code requires that each Covered Person, upon adoption of the Code, affirm in writing to the Board that he or she has received, read, and understands the Code. By executing this Exhibit B, the undersigned hereby makes such affirmation.

___________________________________
Name: Leon Okurowski
Title: Principal Financial Officer
Date:  ______________

Exhibit C

PEAR TREE FUNDS
CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
SENIOR FINANCIAL OFFICERS

ANNUAL AFFIRMATION

Section V of the Pear Tree Funds' Code of Ethics for Principal Executive and Senior Financial Officers as revised January 2013 requires that each Covered Officer annually affirm to the Board of Trustees that he has complied with the requirements of the Code.  By signing below the undersigned hereby makes such affirmation for the year ending December 31, 20XX.

___________________________________
Name:  Willard L. Umphrey
Title:   Chief Executive Officer and President
Date: ______________
PEAR TREE FUNDS
CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
SENIOR FINANCIAL OFFICERS

ANNUAL AFFIRMATION

Section V of the Pear Tree Funds' Code of Ethics for Principal Executive and Senior Financial Officers as revised January 2013 requires that each Covered Officer annually affirm to the Board of Trustees that he has complied with the requirements of the Code.  By signing below the undersigned hereby makes such affirmation for the year ending December 31, 2012.

___________________________________
Name:  Leon Okurowski
Title:    Principal Financial Officer
Date: _____________________________

PEAR TREE FUNDS
CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
SENIOR FINANCIAL OFFICERS

ANNUAL AFFIRMATION

Section V of the Pear Tree Funds' Code of Ethics for Principal Executive and Senior Financial Officers as revised January 2013 requires that each Covered Officer annually affirm to the Board of Trustees that he has complied with the requirements of the Code.  By signing below the undersigned hereby makes such affirmation for the year ending December 31, 2016.

___________________________________
Name:  Willard L. Umphrey
Title:  Chief Executive Officer and President
Date: ______________
PEAR TREE FUNDS
CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
SENIOR FINANCIAL OFFICERS

ANNUAL AFFIRMATION

Section V of the Pear Tree Funds' Code of Ethics for Principal Executive and Senior Financial Officers as revised January 2013 requires that each Covered Officer annually affirm to the Board of Trustees that he has complied with the requirements of the Code.  By signing below the undersigned hereby makes such affirmation for the year ending December 31, 2016.

___________________________________
Name:  Leon Okurowski
Title:  Principal Financial Officer
Date: _____________________________